Prospectus Supplement No. 25


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:

          SELLING SECURITY HOLDER           PRINCIPAL AMOUNT OF DEBENTURES
    --------------------------------------  ------------------------------

    NatWest Securities Corporation (1)                $4,175,000
    175 Water Street, 19th Floor
    New York, NY 10038


-----------------
    (1) NatWest Securities Limited, an affiliate of the above-named Selling Security Holder, served as a Manager in the offering of the Company's 5.5% Convertible Subordinated Debentures due 2006 pursuant to a Subscription Agreement dated February 16, 1996.



    The date of this Prospectus Supplement is September 16, 1997.